EXHIBIT 23



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                                    Exhibit 23




                        CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statement of Interstate/Johnson Lane, Inc. on Form S-8 (File No. 333-65203) and Form S-4 (File No. 333-68823) of our report dated October 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Interstate/Johnson Lane, Inc. as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP


Charlotte, North Carolina
December 23, 1998